SOCIETE GENERALE
IM Corporate & Investment Banking

AMENDMENT NO. 3

This AMENDMENT NO. 3 (this “Amendment”) is made as of June 15, 2018 among Guggenheim Taxable Municipal Managed Duration Trust (f/k/a Guggenheim Build America Bonds Managed Duration Trust), as borrower (the “Borrower”), Societe Generale, New York Branch as lender (the “Lender”) and Societe Generale, as agent (the “Agent”).
The Borrower has requested that the Lender and the Agent amend certain provisions of the Credit Agreement dated as of February 27, 2015 entered into among the Borrower, the Lender and the Agent (as amended from time to time, the “Credit Agreement”), and the Lender and the Agent are willing to do so on the terms and conditions set forth herein, In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1. INTERPRETATION. Unless otherwise specifically defined herein, capitalized terms used herein and not defined herein have the meanings set forth in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement as amended hereby.
2. AMENDED AND RESTATED DEFINITIONS. From and after the date hereof, the following terms, as used in the Credit Agreement, shall have the following meanings and/or shall incorporate the following changes:
“Applicable LIBOR Rate” shall have the meaning as set forth in the Credit Agreement with the following changes:
(i) In paragraph (i) of the definition thereof, the term “one-month” shall be replaced with the term “three-month”.
(ii) In paragraph (ii) of the definition thereof, the words “with a term of one month” shall be replaced with the words “with a term of three months”.
(iii) In paragraph (iii) of the definition thereof, the words “with a term of one month” shall be replaced with the words “with a term of three months”.
(iv) Paragraph (iv) shall be added to the definition thereof as follows: “notwithstanding anything to the contrary herein, to the extent that the rates referenced in the preceding clauses (i) and (ii) are not available as a result of the retirement thereof, the Applicable LIBOR Rate shall be the rate per annum determined by the Agent as the arithmetic mean of the rates of interest at which Dollar deposits for delivery on such day in same day funds in the approximate amount of the Loan being made and with a term of three months would be offered by two leading dealers in the London interbank market.”
“Commitment Fee Rate” means, 0.20% per annum.
“Eligible Dealer” means a reputable dealer in the relevant product market that is not an Affiliate of the Borrower or the Investment Adviser.

“Market Value” means, with respect to any Collateral at any date of determination thereof selected by the Agent, the fair market value thereof as determined by the Agent on the basis of the most recent market trading data available to the Agent with such adjustments as the Agent may reasonably conclude are appropriate, provided that such adjustments are applied to all similarly situated customers and provided further that such adjustments are not made as a result of the Agent’s perception of the Borrower or its Affiliates’ creditworthiness. To the extent a position constituting Collateral is not traded on a major exchange, and if the Agent elects to, the Market Value of such position shall be based on a valuation provided by a third-party provider selected by the Agent in its sole discretion, provided, however, that no value shall be given where such valuation is more than five (5) days prior to the relevant date of determination. With respect to any Collateral denominated in a Qualified Currency other than Dollars, the Market Value shall be the equivalent amount thereof in Dollars as determined by the Agent on the basis of the applicable spot rate of such Qualified Currency for the purchase of Dollars. Any calculation and/or determination of a price or rate made by the Agent hereunder shall be binding on the parties hereto absent manifest error; provided that the Borrower may reasonably dispute the determination of the Market Value of any position constituting Collateral made by the Agent upon written notice to the Agent, which notice may be by email (a “Market Value Dispute Notice”) no later than one Business Day after the Borrower is notified of such determination by the Agent, and if the Borrower obtains firm executable bids of the then full outstanding principal amount of such position constituting Collateral from two Eligible Dealers that are acceptable to the Agent (it being understood that any firm executable bid by an Eligible Dealer shall be deemed acceptable) within one Business Day after the Market Value Dispute Notice is delivered to the Agent, the Market Value shall be, with immediate effect (it being understood that such revised Market Value shall be immediately applied to adjust any outstanding margin call), the mean of such bids until the next date of determination of the Market Value of such Collateral, without prejudice to the Borrower’s rights to invoke the dispute rights process set forth herein on such subsequent date of determination (or another date of determination). Notwithstanding anything to the contrary herein, delivery by the Borrower of a Market Value Dispute Notice shall not in any way (a) delay or postpone the Borrower’s obligation to cure a Margin Deficiency in accordance with the timing requirements set forth in Section 2(f) and based on the Agent’s determination of Market Value as reflected in the Margin Deficiency Notice; (b) affect the Lender’s determination of the existence of any default or Event of Default; or (c) affect the Lender’s right to exercise remedies prescribed in Section 7 in respect of an Event of Default.
“Maturity Date” means the earliest to occur of (i) June 15, 2020, or if such day is not a Business Day, the next preceding Business Day, (ii) the date on which the Facility is terminated pursuant Section 2(h), and (iii) the date on which the Lender’s commitment to make Loans otherwise terminates pursuant to Section 7 and Agent declares all Loans to be immediately due and payable.
“Spread” means 0.75% per annum.
3. OTHER AMENDMENTS.
(i) From and after the date hereof Section 1(c) of the Credit Agreement shall be amended by adding the words “,

subject to any dispute rights specifically set forth herein,” after the word “shall” and before the words “be made”.
(ii) From and after the date hereof Section 2(h)(ii) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(ii) Reserved.”
(iii) From and after the date hereof Section 2(f) of the Credit Agreement shall be amended by adding the words “and is continuing” after the words “If a Margin Deficiency occurs”.
(iv) From and after the date hereof Section 2(g)(iv) of the Credit Agreement shall be amended and restated in its entirety as follows:
(v) “immediately prior to and after giving effect to such withdrawal or substitution, no Margin Deficiency exists (based on the Market Value current as of the date of such withdrawal or substitution);”.
4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender and the Agent that (a) the representations and warranties contained in the Credit Agreement and the other Transaction Documents are true and correct in all material respects on the date hereof as if made on and as of the date hereof and (b) no Default or Event of Default will have occurred and be continuing before or after giving effect hereto.
5. EFFECTIVENESS. This Amendment shall become effective upon the receipt by the Agent of evidence satisfactory to the Agent that this Amendment has been executed and delivered by each of the parties hereto, in form and substance satisfactory to the Agent.
6. NO OTHER AMENDMENT. Except as expressly provided herein, this Amendment shall not operate as an amendment or waiver of any right, power or privilege of the Lender or the Agent under the Credit Agreement or of any other term or condition of the Credit Agreement and the other Transaction Documents, each of which shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof
7. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WIHTIN SUCH STATE PROVIDED THAT THE LENDER AND THE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

GUGGENHEIM TAXABLE
MUNICIPAL MANAGED DURATION
TRUST, as Borrower

By:	/s/ John L. Sullivan
Name:	John L. Sullivan
Title:	CFO

SOCIETE GENERALE, NEW YORK
BRANCH, as Lender

By:	/s/ Noemie Chantier
Name:	Noemie Chantier
Title:	Director

SOCIETE GENERALE, as Agent

By:	/s/ Noemie Chantier
Name:	Noemie Chantier
Title:	Director

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